Exhibit 10.1

AMENDMENT TO

FORWARD SHARE PURCHASE AGREEMENT

Dated August 10, 2021

This letter agreement (the “Amendment”) amends the Forward Share Purchase Agreement dated June 3, 2021 (the “FPA”), by and among GigCapital2, Inc., a Delaware corporation (the “Company”), and Kepos Alpha Master Fund L.P., a Cayman Islands limited partnership (“KAF”). The terms not defined herein shall have the meaning assigned to them in the FPA.

WHAREAS, the parties hereto wish to amend the FPA as provided herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section l(a) of the FPA is hereby replaced in its entirety by the following:

a.

Forward Share Purchase. Subject to the conditions set forth in Section 4, KAF shall sell and transfer to the Company, and the Company shall purchase from KAF, up to 1,700,000 Shares that are held by KAF at the closing of the Business Combinations at a per Share price (the “Shares Purchase Price”) equal to (a) $10.30225 per Share, plus, (b) in the event that the Closing Date occurs after September 8, 2021, $0.0846 per Share for each month (prorated for a partial month) following September 8, 2021.

2.

KAF irrevocably commits to defer the Closing Date to no earlier than January 9, 2022, provided, if(x) the Company issues any new equity securities, whether of existing or new classes, or (y) an event occurs having a material adverse effect on the Company’s management or operations, KAF shall have the right to designate a Closing Date following such issuance or occurrence9 on three (3) business days’ notice to the Company.

3.	Except as explicitly modified hereby, all other terms and provisions of the FPA shall remain in effect.

4.

This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Delivery of a counterpart execution by electronically mailed scan shall constitute delivery of an executed counterpart.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

KAF:

Kepos Alpha Master Fund L.P.

By: Kepos Capital LP, its Investment Manager

By:	/s/ Simon Raykher
Name:	Simon Raykher
Title:	General Counsel

COMPANY:

GigCapital2, Inc.

By:	/s/ Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Executive Chairman of the Board, President & CEO

UpHealth, Inc. (formerly known as GigCapital2, Inc.)

By:	/s/ Martin Beck
Name:	Martin Beck
Title:	Chief Financial Officer